EXHIBIT 10.8

                           REAL PROPERTY LEASE

     THIS LEASE, dated this 30th day of December 1999, is between GK Holdings, Inc., a Nevada corporation, having its principal office and place of business at 1767A Denver West Blvd, Golden, CO 80401 ("Landlord"), and Global Water Technologies, Inc., a Delaware corporation having its principle office and place of business at 1767 Denver West Blvd, Golden, CO 80401, ("Tenant"). The parties agree as follows:

     1.   PREMISES.

          a. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the office building, comprising approximately 36,712 square feet, located at 1767 Denver West Blvd, Golden, CO 80401 (the "Building"), as more particularly described in EXHIBIT A attached hereto, together with all improvements, appurtenances, rights, privileges, and easements pertaining thereto (collectively, the "Premises").

          b. In addition, Landlord hereby grants to Tenant an exclusive license for the benefit of Tenant over Landlord's land on which the Building is located (the "Land") for access to and from the Premises and for parking in all designated parking lot areas.

          c. Landlord represents and warrants that Landlord is the fee owner of the Land upon which the Premises are located and has full right and authority to lease the Premises to Tenant on the terms and conditions set out herein.

     2.   TERM AND TERMINATION.    The lease term shall commence on January
1, 2000, and end on December 31, 2009, unless sooner terminated or extended as provided in this Lease.

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     3.   RENT.

          a. Tenant shall pay rent to Landlord in the amount of Fifty Three Thousand Five Hundred Thirty Eight ($53,538) per month broken down as base rent of $17.50 per square foot, triple net.

          b. All payments of rent shall be in advance, on the first day of each and every calendar month during the Lease term except if such term shall commence or terminate on a day other than the first or last day of the month, the rent for such month shall be apportioned. All rent due or to become due hereunder shall be paid to Landlord at its address first written above unless Landlord shall designate some other payee or address for the payment thereof by giving written notice thereof to Tenant.

     4. UTILITIES AND SERVICES. Tenant shall pay all utilities consumed at the Building. Landlord represents that there are utilities, including but not limited to electricity, natural gas, water, and sanitary sewer, in and to the Premises in adequate capacity to support Tenant's intended use herein.

     5. REAL ESTATE TAXES. Tenant shall be solely responsible for payment of all real estate taxes and assessments imposed on or with respect to the Building or the Land during the term of the Lease.

     6. USE OF PREMISES. The Premises shall be used for the purpose of business offices and for other lawful services of a nature which are not hazardous and which are not a nuisance. Landlord represents that such use of the Premises will not violate any restrictions imposed upon the Premises and is not in violation of the Certificate of Occupancy issued for the Building nor is it contrary to any zoning ordinance or regulation affecting the Premises.

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     7.   MAINTENANCE AND REPAIRS. Tenant shall take good care of the
Premises (including, without limitation, the interior surfaces of the ceiling, walls, floors, carpeting and doors) and shall make all nonstructural repairs and all repairs necessitated by its misuse thereof.
 Tenant shall further be responsible for all routine maintenance on all HVAC systems as well as the costs associated with all janitorial and landscaping/snow removal services on the Building or Land. Landlord shall maintain and keep in repair, with reasonable promptness (and will replace or put into repair where necessary), the structural portions of the Building, including but limited to the exterior siding, bearing walls, foundation, and roof. Landlord shall also make all necessary replacement and/or repairs to the HVAC system, except for regular maintenance which shall the responsibility of Tenant.

     8. ALTERATIONS, IMPROVEMENTS, AND INSTALLATIONS BY TENANT. Tenant shall have the right, at its own expense, to make such nonstructural alternations to the Premises as it shall deem expedient or necessary for its purpose. Tenant may make structural alterations and changes in, on, to, or about the Premises reasonably necessary for its purpose only if it has first obtained the Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such alterations or changes shall be done in a good and workmanlike manner and in accordance with all applicable codes and laws. Any and all alterations, improvements, and installations made by Tenant in, to, or upon the Premises shall remain the property of Tenant and may be removed from the Premises at any time during the term of the Lease, provided that any damage caused by such removal shall be repaired by Tenant. Tenant shall have the right not to remove any or all of such alterations, improvements, and installations, in which case the

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same shall become the property of Landlord upon Tenant's surrender of the
Premises; PROVIDED, HOWEVER, that Landlord shall have the right to require removal of any alterations, installations, and improvements made by Tenant by notice to Tenant within fifteen (15) days of termination of this Lease.

     9.   SIGNS.    Tenant shall have the right to place or paint a sign(s)
in such locations as shall adequately advertise Tenant's occupancy of the Premises and direct visitors, guests, and the like to the Premises, so long as such signage meets all applicable codes, laws and ordinances.

     10.  ASSIGNMENT AND SUBLETTING.    Tenant shall have the right to
assign or sublease all or any portion of the Premises at any time upon consent of Landlord which consent shall not be unreasonably withheld.

     11.  INDEMNIFICATION.    Tenant shall indemnify and hold Landlord
harmless from and against all liability, damages, costs, and expenses from causes of action, suits, claims, demands, and judgements of any nature whatever caused by Tenant's use and occupancy of the Premises unless caused or contributed to by the negligence or conduct of Landlord, its agents, or employees, latent defects in the Premises or Landlord's breach of this Lease.

     12. ENVIRONMENTAL. Notwithstanding anything in this Lease to the contrary, Landlord shall be responsible for and shall hold harmless and indemnify Tenant from and against all demands, injuries to person or property, deaths, costs (including reasonable attorneys' fees), lawsuits, claims, and state, local, of federal governmental actions, investigations, or fines as a result of any hazardous chemicals, PCB's and asbestos) being placed in, on, or under the Premises or coming to rest in, on, or under the

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Premises caused by any person or entity other than Tenants, its agents, subtenants, and invitees. Where cleanup or other remedial activities are required in the circumstances covered by this indemnity and such activities will deny Tenant the use of all or a portion of the Premises, Tenant shall be entitled to a reasonable abatement of rent based on the portion of the Premises the Tenant is unable to utilize. Where the portion Tenant is unable to utilize will materially interfere with Tenant's operations for a period greater than ninety (90) days, Tenant may terminate this Lease and receive a refund of all prepaid rent prorated to the date of termination. Landlord represents and warrants that as of the date hereof there are no hazardous substances placed in, on, or under the Premises.

     13.  DAMAGE OR DESTRUCTION.

          a. In the event of destruction of or damage to the Premises, including the improvements thereon, Landlord shall, unless it exercises its right to terminate this Lease as set forth hereafter, promptly repair, restore or replace the Premises and Building to at least as good conditions as existed immediately prior to the destruction or damage.

          b. If such damage or destruction renders the Premises wholly or partially untenantable: (i) rent and all other charges payable by Tenant under this Leases shall be abated or equitably apportioned from and after the date of the damage or destruction until Tenant resumes full possession of the Premises; (ii) Landlord shall, provided at least seventy-five percent (75%) of the Premises are untenantable, have the right to terminate this Lease, effective as of the time of the damage or destruction, by written notice to Tenant within fifteen (15) days after the date of the damage or destruction; and (iii) Tenant shall have the right to terminate this Lease, effective as of the time of the damage or destructive, by written notice to Landlord if Landlord fails to

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repair, restore or replace the Premises and Building with reasonable dispatch or, even if repair or restoration is proceeding with reasonable dispatch, if such repair, restoration or replacement is not completed within ninety (90) days after the date of the damage or destruction.

     14. CONDEMNATION. If the Premises or any part thereof shall be taken for any public or quasi-public use in condemnation proceedings or by any right of eminent domain, or deed in lieu thereof, this Lease shall terminate as of the date of taking, and any prepaid rent and other charges shall be refunded to Tenant, PROVIDED, HOWEVER, that if less than the entire Premises shall be so taken and, in Tenant's opinion, the remaining portion thereof is adequate and suitable for use by it for its purposes as elsewhere herein stated, then, at Tenant's option to be exercised by written notice to Landlord within twenty (20) days following such taking, this Lease shall continue in full force and effect as to that portion of the Premises remaining and the monthly rent payable hereunder after the date of such taking and for the remainder of the term shall be reduced in the same proportion as the rental value of the Premises is reduced by the taking. In such an event (i.e., the continuance of the Lease as the portion remaining), Landlord shall proceed diligently to restore, repair or replace said Premises as closely as possible to their condition immediately prior to the taking. Landlord shall at all times keep Tenant promptly and fully advised of any condemnation proceeding or threat thereof. Any award or compensation arising out of such appropriation or taking shall be apportioned between Landlord and Tenant with respect to the property of the Landlord and the Leasehold, improvements and fixtures of Tenant; PROVIDED, HOWEVER, that nothing herein

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shall prohibit Tenant from taking independent action against the condemning authority to recover any other damage or costs to which it may be entitled.

     15.  DEFAULT BY TENANT.  If Tenant at any time during the term of this
Lease:

          a. Shall default in the payment of any installment of rent or any other sum specifically to be paid by Tenant hereunder (including, without limitation, real estate taxes, assessments, water and sewer charges, insurance premiums, and such other similar charges and assessments as may be levied, assessed or charged against the Land and/or Building) and such default shall not have been cured within ten (10) days after Landlord shall have given to Tenant written notice specifying such default; or

          b. Shall default in the observance or performance of any of Tenant's other covenants hereunder (other than the covenant to pay rent or any other sum herein specified to be paid by Tenant) and such default shall not have been cured within thirty (30) days after Landlord shall have given to Tenant written notice specifying such default; PROVIDED, HOWEVER, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured within such 30-day period, except as to subparagraphs c. and d. of this Section, then such default shall not be an enforceable default against Tenant for the purpose of this paragraph if Tenant shall have commenced curing such default within such 30-day period and shall proceed with reasonable diligence and in good faith to remedy the default complained of; or

          c. Shall (i) file a voluntary petition in bankruptcy, or (ii) be adjudicated bankrupt or insolvent, or (iii) have a receiver or trustee appointed for all or substantially all of its business or assets by reason of Tenant's insolvency, or (iv) suffer an order to be entered approving a petition filed against Tenant seeking reorganization of

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Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States or any state thereof; or

     d. Shall make a general assignment or general arrangement for the benefit of its creditors; then upon the happening of any one or more of such events of default and the expiration of the period of time prescribed for the cure thereof without such cure having been made, Landlord may, without further notice or demand to Tenant, terminate this Lease and re-enter the premises and remove all persons and property therefrom. In the event of such Lease termination by Landlord, Tenant will indemnify Landlord against all loss of rent which Landlord may incur by reason of such termination provided Landlord shall have made every reasonable effort to mitigate such loss.

     16.  DEFAULT BY LANDLORD.     Landlord shall make all payments
required on any mortgage or other lien or encumbrance affecting the Land or/or Building, and shall make all repairs to the Premises and do other such things as may be required of it hereunder, and if Landlord at any time during the term of this Lease shall fail to pay any such charges or shall fail to make any such repairs or do any work required of it by the provisions of this Lease or in any other respect shall fail to perform any convenants or agreements in this Lease required on the part of Landlord to be performed, then and in any such event or events Tenant may, after the continuance of any such failure or default for fifteen (15) days after notice in writing thereof is given by Tenant to Landlord (and in addition to any other rights or remedies which may be available at law or in equity), either (i) make such payments and do such work and otherwise perform Landlord's convenants all on behalf of and at the expense of Landlord or (ii) terminate this Lease. If

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Tenant elects to perform Landlord's covenants, Landlord agrees to pay to
Tenant the amount of the expense incurred, failing which Landlord agrees that Tenant may deduct the amount out of the rental payments and other payments thereafter coming due to Landlord pursuant to the provisions of this Lease, without liability or forfeiture, and may apply the same to payment of such indebtedness of Landlord to Tenant until such indebtedness is fully paid as herein provided.

     17. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the term of this Lease it shall be deemed to be a tenant from month to month at the monthly rental rate in effect during the last month of the term expired and governed in all other things, except as to the duration of the term, by the provisions of this Lease. Either party may terminate such month to month tenancy by giving to the other at least thirty (30) days' prior written notice of its intent to terminate.

     18.  SURRENDER.     At the expiration of the term of this Lease,
Tenant agrees to quit and surrender possession of the Premises to Landlord in as good condition as when delivered by Landlord, excepting reasonable wear and tear, damage from any cause beyond Tenant's control and as provided in the clauses of this Lease entitled: Maintenance and Repairs; Alterations, Improvements and Installations by Tenant; Damage or Destruction; and Condemnation.

     19. NOTICES. Any notice or demand required or permitted to be given under the terms of this Lease shall be deemed to have been duly given or made if given by any of the following methods:

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          a.   Deposited in the United States mail, in a sealed envelope, postage paid, by registered or certified mail, return receipt requested, respectively addressed as follows:

          To Tenant:
               Global Water Technologies, Inc.
               Attn: Mr. Gary Brown, General Counsel
               1767 Denver West Blvd.
               Golden, CO  80401
               (303)215-1100 phone
               (303)215-0595 fax

          To Landlord:
               GK Holdings, Inc.
               Attn: Mr. George Kast
               1767A Denver West Blvd.
               Golden, CO  80401
               (303)384-0010 phone
               (303) 384-0020 fax

          b. Sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid, or

          c. Sent via any electronic communications method provided the sender obtains written confirmation of receipt or the communication by the electronic communications equipment at the office of the address listed above.

     20. DISTRAINT FOR RENT. Landlord waives any right it may have to levy or distrain upon for rent, in arrears, in advance, or both, or to claim or assert title to, any property of Tenant or third parties on or about the Premises.

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     21.  INSURANCE; MUTUAL WAIVER OF SUBROGATION.     Tenant shall, at its
sole cost and expense, insure or self-insure the Building and its property located on the Premises, against fire and other causes included in standard extended coverage by policies which shall include a waiver by the insurer of all right of subrogation against Landlord and Tenant in connection with any loss or damage thereby insured against. The insurance on the building shall name Landlord as additional insured. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure, or losses under workers' compensation laws and benefits, negligence of such party, its agents, or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

     22.  QUIET ENJOYMENT.    Landlord covenants that, so long as Tenant is
not in breach of the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold, and enjoy the Premises for the term hereof, subject to the provisions of this Lease. Upon Tenant's request, Landlord shall procure a non-disturbance clause from each current and future mortgagee providing that Tenant's possession will not be disturbed by a mortgage foreclosure so long as Tenant is not in default of the Lease.

     23.  RENEWAL OPTION.     Tenant shall have the right to renew the term
of this Lease for two (2) successive period of five (5) years each. The rental rate during any renewal period shall be at an agreed upon rate. Tenant shall provide Landlord with at least one hundred eighty (180) days' advance written notice of its intention to exercise said renewal option(s) prior to the effective date of each such period. Landlord shall have

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access to the Building for the purpose of showing the property to prospective tenants during the entire term hereof.

     24.  ENTIRE AGREEMENT.   This document contains the entire agreement
between the parties and expressly supersedes any prior lease arrangements between the parties. No variation or alteration of the terms hereof shall be binding upon either party unless the same be reduced to writing and executed by an authorized officer of both parties.

     25. MISCELLANEOUS. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal, and legal representatives, successors, and assigns. This instrument contains the entire agreement made between the parties and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest. This Lease shall be governed by the laws of the State of Colorado.

     26.  ACCEPTANCE.    Execution of this Lease by Landlord constitutes an
offer which shall not be deemed accepted by Tenant until Tenant's execution of this Lease and Landlord has received a duplicate original copy thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Lease on the date first written above.

                         LANDLORD:
                         GK HOLDINGS, INC.
CORPORATE SEAL

                         By:____________________________________

                         Title: __________________________________

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                         TENANT:
                         GLOBAL WATER TECHNOLOGIES, INC.


CORPORATE SEAL           By:___________________________________

                         Title: ___________________________________


STATE OF COLORADO             )
                              ) SS
_________COUNTY OF ___________)

     The Foregoing Instrument was acknowledged before me this ____ day of December 1999, by George A. Kast as President of GK HOLDINGS, INC. a Nevada corporation)

Witness my hand and official seal.

                    ___________________________________
                    Notary Public

My Commission Expires on _____________________

STATE OF COLORADO             )
                              ) SS
_________COUNTY OF ___________)

     The Foregoing Instrument was acknowledged before me this ____ day of December 1999, by Gary Brown as General Counsel of Global Water
Technologies, Inc. a Delaware corporation)

Witness my hand and official seal.

                    ___________________________________
                    Notary Public

My Commission Expires on _____________________



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                                EXHIBIT A

                          PROPERTY DESCRIPTION

OFFICE PARK ACTIVITY AREAS 6A AND 6B, DENVER WEST PROPERTIES AMENDMENT NUMBER 2, ACCORDING TO THE PLAT THEREOF RECORDED JULY 7, 1995 AT RECEPTION NO. F0080214, IN PLAT BOOK 124 AT PAGE 29, COUNTY OF JEFFERSON, STATE OF COLORADO